Exhibit 15




May 10, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 21, 2004 on our review of interim financial information of Ford Motor Company (the "Company") as of March 31, 2004 and for the three month periods ended March 31, 2004 and 2003 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 is incorporated by reference in its Registration Statement dated May 10, 2004.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP